Service Agreement
(4-Months -Translation - Marketing Support)
(01.06.2011 – 30.09.2011)

This Agreement is made this 1st day of June 2011, between Ceiba Network UG (haftungsbeschränkt), having it’s principal place of business at Am Masling 54, 58456 Witten, Germany, and Kokomo Enterprises Inc. having their principal place of business at #1000 – 1177 West Hastings Street, Vancouver BC, V6E 2K3, Canada. In consideration of Kokomo Enterprises Inc. retaining Ceiba Network UG to conduct an independent service for Kokomo Enterprises Inc. it is agreed as follows:

1.  Compensation and Terms
Kokomo Enterprises Inc. hereby retains Ceiba Network UG and Ceiba Network UG hereby agrees to perform the following services:

-          Ceiba Network UG will perform the following jobs during this 4-Months campaign:
-	to produce a company profile in German language
-	to release this company profile at their German websites PenStox + MiningStox
-	to publish some news to inform about this provided company profile
-	to translate all company press releases
-	to publish these translated press releases at the German market
-	to start some discussions at financial message boards and blogs
-	to place company logo + link at their German websites PenStox + MiningStox

-         PTS, Inc. will provide the following:
1.	All images, graphics, and logos to be used for the campaign
2.	All text (English) to be used for the campaign

-         Time Detail:
1.	Ceiba Network UG will begin to start the campaign immediately after receiving 750 USD + Stock Options (120.000 Shares at Cdn $0.15 for twelve months).

2.	A detailed German company profile will be completed within 7 days of Ceiba Network UG having received the necessary content from Kokomo Enterprises Inc.

3.	Ceiba Network UG will not be held responsible for production delays resulting from hosting company problems, technical problems, or client delays.

-           The following fees shall apply:

750 USD in cash + Stock Options (120.000 Shares at Cdn $0.15 for twelve months) for the complete 4-Months - Translation - Marketing Campaign.

2. Confidentiality
This Agreement creates a confidential relationship between Ceiba Network and Kokomo Enterprises Inc. Information concerning Ceiba Network’s and/or Kokomo Enterprises Inc. business affairs, vendors, finances, properties, methods of operation, computer programs, employees, documentation, and other such information whether written, oral, or otherwise, is confidential in nature. Ceiba Network, Kokomo Enterprises Inc. and employees of both will adhere fully to this confidentiality agreement.

3. Governing law
This agreement shall be binding upon the heirs and assigns of the parties and shall be governed by and interpreted according to the laws of Germany.

4. Entire agreement
This agreement represents the full understanding between the parties and there is no other agreement, oral or written, between them, and that this agreement may not be modified without an agreement in writing signed by the party to be charged.

5. Notices
All notices or other documents under this agreement shall be in writing and delivered personally or fax received, or mailed by certified mail, postage prepaid, addressed to Ceiba Network and Kokomo Enterprises Inc. at their last known addresses.

6. Non-Competition
Both Ceiba Network UG and Kokomo Enterprises Inc. agree to non- competition regarding their respective customers.  Neither company will attempt to take any customers from the other company for any reason whatsoever.  Any client information will be kept confidential between the companies and will be used for the sole purpose of performing the contractual services as herein defined in this document.

7. Files and Copyrights
Kokomo Enterprises Inc. will retain all files including their copyrights.  No royalty fees will need to be paid to Ceiba Network UG for their use.

ACCEPTED AND AGREED:

Ceiba Network UG (haftungsbeschränkt)		Kokomo Enterprises Inc.
www.penstox.de
BY:		BY:

(Signature)		(Signature)

Lars Schmidt (CEO)

(Print Name)		(Print Name)

Date:	1st June2011	Date:

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